Exhibit 4.28

                            Milestone Scientific Inc.
                              220 S. Orange Avenue
                              Livingston, NJ 07039
                               TEL: (973) 535-2717
                               FAX: (973) 535-2829

                                December 12, 2001

Mr. K. Tucker Andersen
c/o Cumberland Associates LLC
1114 Avenue of the Americas
New York, NY 10036

            Re:   Milestone Scientific Inc ("Milestone")
                  Purchase of 325,000 units of Milestone

Dear Tucker:

      This will confirm that Milestone has agreed to sell to you and that you have agreed to purchase from Milestone 325,000 units at a price of $0.80 per unit. Each unit will consist of one share of Milestone common stock and one warrant to purchase an additional share of such common stock. The warrants will be exercisable at $.80 per share through January 31, 2003, thereafter at $1.00 per share through January 31, 2004, and thereafter at $2.00 per share through January 31, 2007, at which time they will expire. The warrants also will have antidilution protection against capital changes.

      You have agreed to pay $260,000 for the units, $185,000 in cash and $75,000 by canceling Milestone's 10% Convertible Promissory Note, dated October 4, 2001, (the "Note"), held by you, and by waiving all accrued interest thereon. The cash portion of the purchase price will be paid upon execution hereof, and the Note will be delivered to Milestone for cancellation within ten business days of the date hereof, and the securities will be delivered to you promptly thereafter.

      Milestone will use its best efforts to file with the Securities and Exchange Commission as soon as reasonably possible, but not later than June 30, 2002, a registration statement under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3, registering the reoffer, resale or other disposition of the shares included in the units and the underlying the warrants and will use its best efforts to cause the registration statement to become effective as soon as possible after filing.

      By signing this letter, you confirm that (i) you are an "accredited investor" within the meaning of Rule 215 of the Rules and Regulations under the Securities Act, and (ii) you have acquired the units for investment and acknowledge that the securities cannot be resold or otherwise disposed of until they are registered under the Securities Act and any applicable state securities laws or an exemption from registration is available.

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      Since the securities will not be registered at the time of issuance, the certificates representing the shares and warrants underlying the units delivered to you will bear the following legends, respectively:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT.

      NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF, AS OF THE DATE OF ISSUANCE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE ACT.

      Please acknowledge your agreement and understanding of the above provisions by signing and dating a copy of this letter and returning it to us by facsimile and mail.

                                     Sincerely,

                                     MILESTONE SCIENTIFIC INC.


                                     By: /s/ Leonard Osser
                                        ------------------------------------
                                        Leonard Osser, Chairman
                                         and Chief Executive Officer

ACCEPTED AND AGREED TO
THIS 12th DAY OF DECEMBER, 2001


By: /s/ K. Tucker Andersen
  -------------------------
        K. Tucker Andersen


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